Exhibit 10.2

                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 24, 2000, by and among Entrade Inc., a Pennsylvania corporation, with headquarters located at 500 Central Avenue, Northfield, Illinois 60093 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

         WHEREAS:

         A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Company has authorized a new series of its Preferred Stock, par value $1,000 per share, which shall be called the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), which shall be convertible into shares of the Company's common stock, no par value per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Statement with Respect to Shares stating the Designation and voting rights, preferences, limitations and special rights of the Preferred Stock in the form attached hereto as Exhibit A (the "Statement of Designations");

         C. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, (i) the number of shares of Preferred Stock set forth opposite such Buyer's name on the Schedule of Buyers (which number of shares to be issued to all Buyers in the aggregate shall equal 30,000 shares of Preferred Stock (the "Preferred Shares"), and (ii) warrants (the "Warrants") to purchase the number of shares of Common Stock set forth opposite such Buyer's name on the Schedule of Buyers (which number of shares in the aggregate shall equal 400,000 shares of Common Stock (as exercised collectively, the "Warrant Shares")), such Warrants to be substantially in the form attached hereto as Exhibit B;

         D. Contemporaneously with the execution and delivery of this Agreement, the Company and each Buyer are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

       NOW THEREFORE, the Company and each Buyer hereby agree as follows:

         1.       PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                  a. Purchase of Preferred Shares. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, the Company shall issue and sell to each Buyer and each Buyer agrees to purchase from the Company the number of Preferred Shares set forth opposite such Buyer's name on the Schedule of Buyers, along with the related Warrants (the "Closing"). The purchase price (the "Purchase Price") of each Preferred Share and the related Warrants at the Closing shall be an aggregate of $1,000. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

                  b. The Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., Eastern Time, within one (1) Business Day following the date hereof, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and the Buyer). The Closing shall occur on the Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  c. Form of Payment. On the Closing Date (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and the related Warrants to be issued and sold to such Buyer by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and
(ii) the Company shall deliver to each Buyer stock certificates (in the denominations as such Buyer shall request) (the "Stock Certificates") representing such number of the Preferred Shares which such Buyer is then purchasing along with the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer.

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:







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


                  a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable, (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof and
(iv) in certain circumstances may receive Dividend Shares (as defined in the Statement of Designations) (the Preferred Shares, the Warrants, the Conversion Shares, the Dividend Shares and the Warrant Shares, collectively are referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. Accredited Investor and QIB Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. With regards to HFTP Investment L.L.C. (a Buyer), HFTP Investment L.L.C. represents and warrants that it is a "qualified institutional Buyer" as that term is defined in Rule 144A promulgated under the 1933 Act.

                  c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

                  d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

                  g. Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale, assignment or transfer of such securities, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144. Such Buyer acknowledges, covenants and agrees to sell Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel to such holder that such sale is exempt from the registration requirements of Section 5 of the 1933 Act.

                  h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. Residency. Such Buyer is a resident of that jurisdiction specified on the Schedule of Buyers.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that:

                 a.  Organization  and  Qualification.   The  Company  and  its
"Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns greater than 25% of the capital stock or holds greater than a 25% equity or similar interest) are corporations duly organized and validly existing under the laws of the jurisdiction in which they are incorporated and the Company and its United States Subsidiaries are in good standing under the laws of the jurisdictions in which they are organized, and have the requisite corporate power and authorization to own properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Statement of Designations. A complete list of the entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest is set forth in Schedule 3(a).

                  b. Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in
Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Statement of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Executive Committee of the Company's Board of Directors which authority has been duly delegated to the Executive Committee by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company. This Agreement and the Registration Rights Agreement and, when executed and delivered, the other Transaction Documents, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  c. Capitalization. The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which as of March 15, 2000, 16,448,074 shares are issued and outstanding, 5,567,886 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 1,457,044 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares, the Warrants and shares of Common Stock referred to above as issuable and reserved for issuance pursuant to the Company's stock option and purchase plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 4,000,000 shares of preferred stock, of which as of the date hereof, no shares are issued and outstanding. As of the Closing Date the Company shall not have issued or reserved for issuance any shares of Common Stock since March 15, 2000 in excess of 50,000 shares of Common Stock, except pursuant to the exercise of options for which shares of Common Stock were reserved as of March 15, 2000 and are reflected in the number of reserved shares set forth in clause (i) of the immediately preceding sentence. All of such outstanding shares have been and are, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no
outstanding  options,   warrants,  scrip,
rights  to  subscribe  to,  calls or  commitments  of any  character  whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and
(vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Statement of Designations. At least 1,900,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants. Upon conversion or exercise in accordance with the Statement of Designations or the Warrants or issuance in accordance with the Statement of Designations, as the case may be, the Conversion Shares, the Warrant Shares and the Dividend Shares, respectively, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Based in part upon the representations and warranties of each Buyer as to factual matters set forth in Section 2, the issuance by the Company of the Securities is exempt from registration under the 1933 Act. The offer and sale by the Company of the Preferred Shares and the Warrants is being made in reliance upon the exemption from registration set forth in Rule 506 of Regulation D under the 1933 Act and is only being made to "accredited investors" that meet the requirements of Rule 501(a) of Regulation D and similar exemptions under state law.

                  e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Statement of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation, any Statement with Respect to Shares of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of (i) its Articles of Incorporation, any Statement with Respect to Shares of any outstanding series of preferred stock or its By-laws or their organizational charter or by-laws, respectively, or (ii) any statute, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor its Subsidiaries is in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order, except, with respect to this clause (ii), for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity except for such violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or the Statement of Designations in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and such consents shall have been obtained prior to the Closing. The Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing. The Company is not in violation of the listing requirements (other than the timely filing of additional listing applications) of The New York Stock Exchange, Inc. ("NYSE") as in effect on the date hereof and on the Closing Date and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by NYSE in the foreseeable future.

                  f. SEC Documents; Financial Statements. Since August 20, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act, (all of the foregoing filed since December 31, 1998 and prior to the date hereof and the draft, dated March 10, 2000, of the Company's Form 10-K for the year ended December 31, 1999 which has been provided to each of the Buyers (the "Draft 1999 10-K") and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). A complete list of the Company's SEC Documents is set forth on Schedule 3(f). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, other than the fact that on March 2, 2000 the Company filed a Form 10-Q/A amending its Form 10-Q for the three months ended September 30, 1999, however the Company does not believe that it has any liability for the filing of, or the disclosures contained in, such Form 10-Q/A or Form 10-Q. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries nor any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information, except as may be disclosed in the Draft 1999 10-K.

                  g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since August 20, 1999 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

                  h. Absence of Litigation. Except as disclosed in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in Schedule 3(h). Except as set forth in Schedule 3(h), to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

                  i. Acknowledgment Regarding the Buyer's Purchase of Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the Statement of Designations and the transactions contemplated thereby. The Company further acknowledges that none of the Buyers is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Statement of Designations and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Statement of Designations and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Preferred Shares and Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                  k.       Intentionally omitted

                  l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of NYSE, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  m. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth in Schedule 3(m), no executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company's Board of Directors that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company and the Company does not expect to terminate any such officer during the six months following the date of this Agreement.

                  n.   Intellectual   Property  Rights.   The  Company  and  its
Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. Except as set forth in Schedule 3(n), the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have either individually or in the aggregate a Material Adverse Effect.

                  o. Regulatory Permits. Except where the absence of which would not have a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses. Neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  p. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  q. Tax Status. Except as set forth in Schedule 3(q), the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  r. Transactions With Affiliates and Employees. Except as set forth on Schedule 3(r) or in the SEC Documents filed at least ten days prior to the date hereof and other than the grant or exercise of stock options disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  s. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Statement of Designations and its obligation to issue the Warrant Shares in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  t. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations under the Transaction Documents and the Statement of Designations, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

                  u. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control of the Company.

                  v. Year 2000 Compliance. The Company believes that the computer applications that are material to its or any Subsidiary's business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

                  w. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(w) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  x. Insurance. Except as disclosed in Schedule (x), the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company or its Subsidiaries believes to be prudent and customary in the businesses in which the Company or its Subsidiaries are engaged. Neither the Company nor any such Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

                  y. Environmental Laws. The Company and its Subsidiaries (i) except as may be disclosed in the SEC Documents filed on EDGAR at least five (5) Business Days prior to the date of this Agreement or the Draft 1999 10-K, are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except where the failure to receive such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval, except where the failure to be in compliance or receive such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

                  z.       Intentionally Omitted.

                  aa. No Materially Adverse Contracts. Except as specifically disclosed in the SEC Documents, or as set forth in Schedule 3(aa), neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Except as specifically disclosed in the SEC Documents, or as set forth in Schedule 3(aa), neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

         4.       COVENANTS.

                  a. Best Efforts. Each party hereto shall use its best efforts to satisfy timely each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to each Buyer at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to such Buyer on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                  c. Reporting Status. Until the earlier of (i) the date which is one year after the date on which the each Investor (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares acquired by such Buyer without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) each Investor shall have sold all the Conversion Shares and the Warrant Shares acquired by such Investor and (B) none of the Preferred Shares or Warrants is outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                  e. Financial Information. The Company agrees to send the following to each Investor during the Reporting Period: (i) unless filed and available through the SEC's EDGAR system, within two (2) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments thereto filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries (or the day after, if released through a recognized wire service) and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (A) 200% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and (B) 100% of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares (without regard to any limitations on conversions or exercise thereof).

                  g. Proxy Statement. The Company shall provide each stockholder entitled to vote at a meeting of stockholders of the Company, which meeting shall occur on or before the earlier of (A) the date which is 75 days after the Proxy Statement Triggering Date (as defined below) and (B) May 31, 2001 (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by each Buyer and Legal Counsel (as defined in the Registration Rights Agreement), soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement (such affirmative vote being referred to as the "Stockholder Approval"), and the Company shall use its best efforts to
(i) solicit its  stockholders'  approval of such issuance of the  Securities and
(ii) cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share held by such holder equal to the product of (i) $1,000; multiplied by (ii) 0.015; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline that a meeting of the Company's stockholders is not held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) until paid in full. "Proxy Statement Triggering Date" shall mean the first date after the date of this Agreement on which during the five consecutive trading days ending on and including such date of determination there are three trading days on which the sum of (A) the number of shares of Common Stock previously issued upon conversion of any Preferred Shares and (B) the number of shares of Common Stock issuable upon conversion of all the outstanding Preferred Shares based on the Conversion Price in effect on the date of such determination (without regard to any limitation upon the conversion of any Preferred Shares), equals or exceeds 12% of the number of shares of Common Stock issued and outstanding immediately prior to the Closing Date.

                  h. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange (including NYSE and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Statement of Designations. The Company shall maintain the Common Stock's authorization for listing on the Nasdaq National Market or NYSE. Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the Nasdaq National Market or NYSE (other than to switch listings from NYSE to the Nasdaq National Market). The Company shall promptly, and in no event later than the following Business Day, offer to provide to each Buyer copies of any notices it receives from the Nasdaq National Market or NYSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange, but only if such notices shall not contain any material nonpublic information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

                  i. Expenses. Subject to Section 9(l) below, at the Closing, the Company shall pay an expense allowance of $50,000 to HFTP Investment L.L.C. (a Buyer), which amount shall be withheld by such Buyer from its Purchase Price.

                  j. Transactions With Affiliates. So long as (i) any Preferred Shares or Warrants are outstanding or (ii) any Buyer owns Conversion Shares or Warrant Shares with a market value of at least $500,000, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company or
(c) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  k. Filing of Form 8-K and Form 10-K. On or before Wednesday, March 29, 2000 following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at the Closing and including as exhibits to such Form 8-K this Agreement (including the Schedules to this Agreement), the Statement of Designations, the Registration Rights Agreement and the Form of Warrant, in the form required by the 1934 Act. On or prior to the date the Company files the Form 8-K referred to in the immediately preceding sentence with the SEC, the Company shall file with the SEC the Company's annual report on Form 10-K for the year ending December 31, 1999, in the form of the Draft 1999 10-K.

                  l. Corporate Existence. So long as any Buyer beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market or NYSE.

                  m. Mandatory Conversion or Redemption. On or before the date which is 30 days after the Registration Statement is declared effective by the SEC, the Company (i) shall deliver to each Buyer one or more Company's Conversion Election Notices or Notices of Redemption at Company's Election (as each such term is defined in the Statement of Designations) for the conversion or redemption, respectively, of an aggregate of at least 10% of the Preferred Shares purchased by such Buyer at the Closing, subject to the satisfaction of the conditions set forth in Sections 7 and 6, respectively, of the Statement of Designations, (ii) shall comply with its obligations under Sections 7 and 6 of the Statement of Designations with respect to the Company's Conversion Election Notices and Notices of Redemption at Company's Election, respectively, referred to in the preceding clause (i), and (iii) shall not have delivered any Company's Mandatory Conversion Period Termination Notice (as defined in the Statement of Designations) with respect to a Company's Conversion Election Notice referred to in clause (i) above. On or before the date which is 365 days after the Closing Date, the Company (A) shall deliver to the Buyers one or more Company's Conversion Election Notices or Notices of Redemption at Company's Election for the conversion or redemption, respectively, of an aggregate total, when cumulated with the number of Preferred Shares converted or redeemed pursuant to the first sentence of this Section 4(m) for such Buyer, of at least 30% of the Preferred Shares purchased by such Buyer at the Closing, subject to the satisfaction of the conditions set forth in Sections 7 and 6, respectively, of the Statement of Designations, (B) shall comply with its obligations under Sections 7 and 6 of the Statement of Designations with respect to the Company's Conversion Election Notices and Notices of Redemption at Company's Election, respectively, referred to in the preceding clause (A), and (C) shall not have delivered any Company's Mandatory Conversion Period Termination Notice with respect to a Company's Conversion Election Notice referred to in clause (A) above.

                  n. Restriction on Short Sales. Each Buyer agrees that, subject to the exceptions described below, during the period beginning on the Closing Date and ending on the earlier of (i) the first date on which such Buyer no longer holds any Preferred Shares and (ii) the Company Period Termination Date (as defined in the Statement of Designations), neither such Buyer nor any of its affiliates shall engage directly in any transaction constituting a "short sale" (as defined in Rule 3b-3 of the 1934 Act) of the Common Stock (collectively, "Short Sales"); provided, however, that each Buyer and its affiliates are entitled to engage in transactions which constitute Short Sales to the extent that following such transaction the aggregate short position of such Buyer and its affiliates does not exceed the sum of (a) the number of shares of Common Stock equal to the aggregate number of shares of Common Stock which such Buyer and its affiliates have the right to acquire upon exercise of the Warrants held by such Buyer and its affiliates (without regard to any limitations on exercises of the Warrants), plus (b) prior to the first occurrence of a Short Sale Release

Date (as defined below), during the period beginning on and including the first day of a Company's Mandatory Conversion Period (as defined in Section 7 of the Statement of Designations) and ending on and including the date which is the later of (A) the last day of such Company's Mandatory Conversion Period and (B) the date on which the Company has delivered all conversion shares relating to all Conversion Notices submitted during such Mandatory Conversion Period, that number of shares of Common Stock equal to the quotient of (i) the Conversion Amount with respect to the number of Preferred Shares set forth in a Company's Conversion Election Notice (as defined in Section 7 of the Statement of Designations) for such Buyer and its affiliates with respect to such Company's Mandatory Conversion Period, divided by (ii) the lowest Conversion Price (as defined in the Statement of Designations) during the period beginning on and including the first day of such Company's Mandatory Conversion Period and ending on and including the last trading day of such Company's Mandatory Conversion Period, plus (c) on and after the first date after the Closing Date on which there occurs a Short Sale Release Date, the number of shares of Common Stock equal to the quotient of (I) the aggregate Conversion Amount with respect to Preferred Shares held by such Buyer and its affiliates, divided by (II) the lowest Conversion Price on any day (whether or not such day is a Conversion
Date) during the period beginning on and including the first Short Sale Release Date and ending on and including the first date after the Closing Date on which neither such Buyer nor its affiliates hold any Preferred Shares, plus (d) prior to the first occurrence of a Short Sale Release Date, that number of shares of Common Stock equal to the number of shares of Common Stock for which Short Sales where executed during the Company's Mandatory Conversion Period and for which the holders of the Preferred Stock submitted Conversion Notices during the Company's Mandatory Conversion Period. Notwithstanding the foregoing, the restriction on Short Sales set forth in the first sentence of this Section 4(n) shall not apply (I) on and after the first date on which there shall have occurred a Triggering Event described in clause (iv), (v) or (vi) of Section 3(b) of the Statement of Designations or an event that with the passage of time and without being cured would constitute a Triggering Event described in clause
(iv), (v) or (vi) of Section 3(b) of the Statement of Designations; (II) on or after the date on which the Company issues or sells or is deemed to have issued or sold any Convertible Securities or Options (each as defined in the Statement of Designations) other than Strategic Convertible Securities (as defined in
Section 8 of the Statement of Designations) that are convertible into or exercisable or exchangeable for shares of Common Stock at a conversion or exercise price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price; (III) with respect to a Short Sale so long as such Buyer delivers a Conversion Notice (as defined in the Statement of Designations) within two (2) Business Days of such Short Sale entitling such Buyer to receive a number of shares of Common Stock at least equal to the number of shares of Common Stock sold in such Short Sale;
(IV) with respect to any transaction involving options on the Common Stock; (V) on or after any date on which the Company fails to pay the Company's Election Redemption Price (as defined in Section 6 of the Statement of Designations) within two (2) Business Days of the applicable Company's Election Redemption Date (as defined in Section 6 of the Statement of Designations) in accordance with a Redemption at Company's Election pursuant to Section 6 of the Statement of Designations; (VI) on or after the first date on which the Company fails to comply with its obligations under Section 4(m); or (VII) on or after the Stockholder Meeting Deadline if the Company fails to receive the Stockholder Approval on or prior to the Stockholder Meeting Deadline. "Short Sale Release Date" means the date of the occurrence of (A) the first date on which there shall have occurred a Triggering Event described in clause (i), (ii), (iii),
(vii) or (viii) of Section 3(b) of the Statement of Designations or an event that with the passage of time and without being cured would constitute a Triggering Event described in clause (i), (ii), (iii) or (vii) of Section 3(b) of the Statement of Designations or (B) the first date after the Closing Date on which there shall have occurred the consummation of a Hostile Tender Offer (as defined in Section 6 of the Statement of Designations) or announcement by the Company of a pending, proposed or intended Change of Control (as defined in Section 4(b) of the Statement of Designations) other than a Hostile Tender Offer. On any date during the period beginning on the date of the first occurrence of a Short Sale Release Date after the Closing Date and ending on the earlier of (i) the first date on which such Buyer no longer holds any Preferred Shares and (ii) the date which is two (2) years after the Closing Date, but not more than once during any calendar month, the Company may request in writing to such Buyer that it disclose to the Company the number of shares of Common Stock which such Buyer and its affiliates have outstanding as Short Sales as of the date such Buyer receives such written request from the Company. Such Buyer shall disclose such Short Sale information to the Company within five (5) Business Days of such Buyer's receipt of the Company's written request made in accordance with the immediately preceding sentence.

                  o. Trading Restrictions. Each Buyer agrees that, subject to the exceptions described below, during the period beginning on the date which is 455 days after the Closing Date and ending on the earlier of (i) the first date on which such Buyer no longer holds any Preferred Shares and (ii) the date which is two (2) years after the Closing Date neither such Buyer nor any of its affiliates shall engage directly in any Short Sale of the Common Stock provided, however, that each Buyer and its affiliates are entitled to engage in transactions which constitute Short Sales to the extent that following such transaction the aggregate short position of such Buyer and its affiliates does not exceed the sum of (A) the number of shares of Common Stock equal to the aggregate number of shares of Common Stock which such Buyer and its affiliates have the right to acquire upon exercise of the Warrants held by such Buyer and its affiliates (without regard to any limitations on exercises of the Warrants), plus (B) the number of shares of Common Stock equal to the quotient of (I) the aggregate Conversion Amount with respect to the Preferred Shares held by such Buyer and its affiliates, divided by (II) the lowest Conversion Price during the period beginning on and including the date which is 455 days after the Closing Date and ending on and including the date which is the earlier of (x) the first date on which such Buyer no longer holds any Preferred Shares and (y) the date which is two (2) years after the Closing Date. Each Buyer agrees that, subject to the exceptions described below, during the period beginning on the date which is 455 days after the Closing Date and ending on the earlier of (i) the first date on which such Buyer no longer holds any Preferred Shares and (ii) the date which is two (2) years after the Closing Date neither such Buyer nor any of its affiliates shall directly effect any Short Sale of the Common Stock on any trading day (a "Sale Day") at a price which is less than each sale price of the Common Stock on such Sale Day by sellers other than such Buyer and its affiliates. Notwithstanding the foregoing, the restriction on Short Sales set forth in the first sentence of this Section 4(o) and the trading restrictions set forth in the second sentence of this Section 4(o) shall not apply (a) on and after the first date on which there shall have occurred (I) a Triggering Event or (II) an event that with the passage of time and without being cured would constitute a Triggering Event (other than a Triggering Event described in Section 3(b)(viii)); (b) on or after the date on which there shall have occurred
(x) the  consummation  of a Hostile Tender Offer or (y) the  announcement by the

Company of a pending, proposed or intended Change of Control (other than a Hostile Tender Offer) which the Company has not accurately and publically announced as being consummated, terminated or abandoned; (c) on or after a Liquidity Default Date (as defined in the Statement of Designations); (d) on or after the date on which the Company issues or sells or is deemed to have issued or sold any Convertible Securities or Options (other than Exempt Convertible Securities (as defined in the Statement of Designations)) that are convertible into or exercisable or exchangeable for shares of Common Stock at a conversion or exercise price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price; (e) with respect to a Short Sale so long as such Buyer delivers a Conversion Notice within two (2) Business Days of such Short Sale entitling such Buyer to receive a number of shares of Common Stock at least equal to the number of shares of Common Stock sold in such Short Sale; (f) with respect to any transaction involving options on the Common Stock; (g) on or after any date on which the Company fails to pay the Company's Election Redemption Price within two (2) Business Days of the Company's Election Redemption Date in accordance with a Redemption at Company's Election pursuant to Section 6 of the Statement of Designations; (h) on or after the first date on which the Company fails to comply with its obligations under Section 4(m); or (i) on or after the Stockholder Meeting Deadline if the Company fails to receive the Stockholder Approval on or prior to the Stockholder Meeting Deadline.

                  p. Right to Exchange Preferred Shares. So long as any Preferred Shares remain outstanding, if the Company issues or agrees to issue any New Equity Securities (as defined below), the Company shall provide written notice thereof via facsimile and overnight courier to each holder of Preferred Shares ("New Financing Notice") at least ten (10) days prior to the date that the Company enters into any agreement with respect to any New Equity Securities or issues any New Equity Securities. Within one business day after each issuance of New Equity Securities, the Company shall make an irrevocable exchange offer to each holder of Preferred Shares on such terms and conditions as each such holder shall reasonably require to exchange any or all of such holder's Preferred Shares for a like amount (based on the following formula to value each Preferred Share: the Stated Value plus any accrued and unpaid dividends) of the New Equity Securities. Each such exchange offer shall remain open until the earlier of (i) the date which is 15 business days after the receipt by each holder of Preferred Shares of the New Financing Notice or (ii) such time as all of the holders of Preferred Shares accept or reject, in writing, such exchange offer. "New Equity Securities" means Convertible Securities or Options, other than Excluded Securities (as defined in the Statement of Designations), where the conversion, exercise or exchange price of such securities may not be less than the market price of the Common Stock on the date of issuance of such securities nor may the conversion, exercise or exchange price of such securities be reduced or adjusted down after the date of issuance of such securities (other than in connection with a stock split, stock dividend or other similar transaction).

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants (in the form attached hereto as Exhibit E, the "Irrevocable Transfer Agent Instructions") unless such issuance is prohibited by
Section 5 or Section 15 of the Statement of Designations. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent with respect to the Conversion Shares and the Warrant Shares and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act or such Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the affected Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 would be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the affected Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Preferred Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  (ii) Such Buyer shall have delivered to the Company the Purchase Price (less, with respect to HFTP Investment L.L.C., the amounts withheld pursuant to Section 4(i)) for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iii) The representations and warranties of such Buyer contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company and each Buyer with prior written notice thereof:

                  (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

                  (ii) The Statement of Designations shall have been filed with the Secretary of State of the Commonwealth of Pennsylvania, and a copy thereof certified by the Secretary of State of the Commonwealth of Pennsylvania shall have been delivered to such Buyer.

                  (iii) The Common Stock shall be listed on NYSE and since August 20, 1999, shall not have been suspended from trading on or delisted from such exchange nor shall delisting or suspension by such exchange have been threatened either (A) in writing by such exchange or
         (B) by falling below the minimum listing maintenance requirements of such exchange. The Company shall have complied with the listing requirements of NYSE for the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Preferred Shares and the related Warrants, as the case may be.

                  (iv) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents and the Statement of Designations to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as such Buyer may reasonably request, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  (v) Such Buyer shall have received the opinion of Duane, Morris & Heckscher LLP dated as of the Closing Date, in substantially the form of Exhibit D, attached hereto.

                  (vi) The Company shall have executed and delivered to such Buyer the Stock Certificates for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing.

                  (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above in a form reasonably acceptable to such Buyer (the "Resolutions").

                  (viii) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and exercise of the Warrants, at least 1,900,000 shares of Common Stock.

                  (ix) The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each United States Subsidiary in such corporation's state of organization issued by the Secretary of State of such state of incorporation as of a date within ten days of the Closing Date.

                  (xi) The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to
         (A) the Resolutions, (B) the Articles of Incorporation and (C) the By-laws, each as in effect at the Closing Date.

                  (xii) The Company shall have delivered to such Buyer a certified copy of its Articles of Incorporation as certified by the Secretary of State of the Commonwealth of Pennsylvania within ten days of the Closing Date.

                  (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                  (xiv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

         8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction

Documents and the Statement of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or Statement of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or the Statement of Designations or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and
(y) is not a shareholder  derivative  suit) and arising out of or resulting from
(i) the execution, delivery, performance or enforcement of the Transaction Documents or the Statement of Designations, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) solely from the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9.       GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c.   Headings.   The  headings  of  this   Agreement  are  for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers which purchased at least two-thirds (2/3) of the Preferred Shares on the Closing Date, or their assigns or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the Preferred Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Statement of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Securities, as the case may be.

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Entrade Inc.
                  500 Central Avenue
                  Northfield, Illinois 60093
                  Telephone:        (847) 784-3335
                  Facsimile:        (847) 441-6959
                  Attention:        Anthony E. Rothschild, General Counsel

         With a copy to:

                  Duane, Morris & Hecksher LLP
                  227 West Monroe Street, Suit 3400
                  Chicago, Illinois 60606
                  Telephone:        (312) 499-6700
                  Facsimile:        (312) 499-6701
                  Attention:        Eric M. Fogel, Esq.

         If to the Transfer Agent:

                  Chase Mellon Shareholder Services, L.L.C.
                  111 Founders Plaza, Suite 1100
                  East Hartford, Connecticut 06108
                  Telephone:        (860) 282-3509
                  Facsimile:        (860) 528-6472
                  Attention:        Lynore LeConche

         If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person(s) as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares and the related Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder, including by merger or consolidation, without the prior written consent of the Buyers which purchased at least two-thirds (2/3) of the Preferred Shares on the Closing Date, or their assigns. The rights under this Agreement are assignable by a Buyer without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents or the Statement of Designations, Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and each Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as the Company reasonably believes, after consulting with its counsel, to be required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before one (1) Business Day after the date hereof due to the Company's or a Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this
Section 9(l), the Company shall remain obligated to reimburse a non-breaching Buyer for expenses up to the amount described in Section 4(i) above.

                  m. Placement Agent. The Company acknowledges that it has engaged J.C. Bradford & Co. as a placement agent in connection with the sale of the Preferred Shares and the Warrants. The Company shall be responsible for the payment of any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

                  n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Statement of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  p. Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to the Registration Rights Agreement, the Statement of Designations or the Warrants or such Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or to a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   * * * * * *

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                               BUYERS:

ENTRADE INC.                           HFTP INVESTMENT L.L.C.
                                       By:  Promethean Asset Management, L.L.C.
                                       Its: Investment Manager
By:
    Name:______________________
    Title:_____________________        By:______________________
                                          James F. O'Brien, Jr.
                                          Managing Member



                                       FISHER CAPITAL LTD.



                                       By: ______________________
                                           Name: Daniel J. Hopkins
                                           Its: Authorized Signatory


                                       WINGATE CAPITAL LTD.


                                       By: ______________________
                                           Name: Daniel J. Hopkins
                                           Its: Authorized Signatory


                                       LEONARDO, L.P.

                                       By:  ANGELO, GORDON & CO., L.P.
                                       Its:  General Partner

                                       By: ______________________
                                           Name: Michael L. Gordon
                                           Its: Chief Operating Officer

                                                       SCHEDULE OF BUYERS

                                                                  Number    Number
                                                                     of        of
                                     Investor Address             Preferred  Warrant   Investor's Representatives' Address
      Investor Name                and Facsimile Number            Shares    Shares          and Facsimile Number
---------------------------------------------------------------------------------------------------------------------------

HFTP Investment L.L.C.    c/o Promethean Asset Management, L.L.C.  10,000     133,334 Promethean Investment Group, L.L.C.
                          750 Lexington Avenue, 22nd Floor                            750 Lexington Avenue, 22nd Floor
                          New York, New York 10022                                    New York, New York 10022
                          Attn:    James F. O'Brien, Jr.                              Attn:    James F. O'Brien, Jr.
                                   John M. Floegel                                             John M. Floegel
                          Telephone: 212-702-5200                                     Telephone: 212-702-5200
                          Facsimile:  212-758-9334                                    Facsimile: 212-758-9334
                          Residence: New York
                                                                                      Katten Muchin & Zavis
                                                                                      525 West Monroe, Suite 1600
                                                                                      Chicago, Illinois  60661-3693
                                                                                      Attn:    Robert J. Brantman, Esq.
                                                                                      Telephone: 312-902-5200
                                                                                      Facsimile: 312-902-1061

Fisher Capital Ltd.       c/o Citadel Investment Group, L.L.C.      6,500    86,666   Katten Muchin & Zavis
                          225 West Washington Street                                  525 W. Monroe Street
                          Chicago, Illinois  60606                                    Chicago, Illinois 60661-3693
                          Attention: Daniel J. Hopkins                                Attention: Robert J. Brantman, Esq.
                          Telephone: (312) 696-2100                                   Telephone: (312) 902-5200
                          Facsimile: (312) 338-0780                                   Facsimile: (312) 902-1061
                          Residence: Cayman Islands

Wingate Capital Ltd.      c/o Citadel Investment Group, L.L.C.      3,500    46,667   Katten Muchin & Zavis
                          225 West Washington Street                                  525 W. Monroe Street
                          Chicago, Illinois  60606                                    Chicago, Illinois 60661-3693
                          Attention: Daniel J. Hopkins                                Attention: Robert J. Brantman, Esq.
                          Telephone: (312) 696-2100                                   Telephone: (312) 902-5200
                          Facsimile: (312) 338-0780                                   Facsimile: (312) 902-1061
                          Residence: Cayman Islands

Leonardo, L.P.            c/o Angelo, Gordon & Co., L.P.           10,000    133,333  c/o Angelo, Gordon & Co., L.P.
                          245 Park Avenue - 26th Floor                                245 Park Avenue - 26th Floor
                          New York, New York 10167                                    New York, New York 10167
                          Attention: Gary Wolf or Ari Storch                          Attn: Gary Wolf or Ari Storch
                          Facsimile: (212) 867-6449                                   Facsimile: (212) 867-6449
                          Telephone: (212) 692-2035                                   Telephone: (212) 692-2035
                          Residence: Cayman Islands
                                                                                      Stroock & Stroock & Lavan LLP
                                                                                      180 Maiden Lane
                                                                                      New York, New York  10038-4982
                                                                                      Attention:  Adam J. Chill, Esq.
                                                                                      Telephone:  (212) 806-5400
                                                                                      Facsimile:  (212) 806-6006


                                    SCHEDULES

Schedule of Buyers
Schedule 3(a)       -      Subsidiaries
Schedule 3(c)       -      Capitalization
Schedule 3(e)       -      Conflicts
Schedule 3(f)       -      SEC Documents
Schedule 3(g)       -      Material Changes
Schedule 3(h)       -      Litigation
Schedule 3(m)       -      Executive Officers
Schedule 3(n)       -      Intellectual Property
Schedule 3(q)       -      Tax Status
Schedule 3(r)       -      Transactions with Affiliates
Schedule 3(w)       -      Liens
Schedule 3(x)       -      Insurance
Schedule 3(aa)      -      Certain Agreements
Schedule 4(d)       -      Use of Proceeds


                                    EXHIBITS

Exhibit A           -      Form of Statement of Designations
Exhibit B           -      Form of Warrant
Exhibit C           -      Form of Registration Rights Agreement
Exhibit D           -      Form of Company Counsel Opinion
Exhibit E           -      Form of Irrevocable Transfer Agent Instructions